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                                                                 Exhibit 3.2(d)

                                                        AS ADOPTED JULY 6, 1988

                           AMENDED AND CONSOLIDATED

                             CODE OF REGULATIONS

                                      OF

                             THE GRADALL COMPANY
                            (an Ohio corporation)

                                  ARTICLE I
                                CAPITAL STOCK

                  1.1 CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall be signed by the Chairman of the Board, if any, or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, shall certify the number and class of shares represented thereby, and shall set forth the statements prescribed by Section 1701.25 of the Revised Code of Ohio ("General Corporation Law"). When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                  1.2 DELIVERY OF SHARES. A certificate representing shares shall not be executed or delivered until the share or shares represented thereby are fully paid.

                  1.3 SUBSTITUTED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

                  1.4 FRACTIONAL SHARE INTERESTS. The Corporation may but need not execute and deliver a certificate for or including a fraction of share; or, in lieu thereof, may deliver to the person otherwise entitled to become holder of a fraction of a share an amount in cash specified as the value thereof in a resolution of the Directors, or other agreement or instrument pursuant to which such fraction of a share would otherwise be issued, or, if not so specified, then the amount determined for such purpose by the Directors or the amount realized upon sale of such fraction of a share; or provide reasonable means to afford to such person the opportunity, on specified terms and conditions, to purchase or sell fractional interests in shares, to the exclusion of all rights he might otherwise have; or execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the Corporation or of its agent for

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that purpose, exchangeable as therein provided for the full rights as a shareholder except as therein provided. The scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions that the Corporation deems advisable. Whenever any such scrip ceases to be exchangeable for full shares, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip contains other provision for their disposition.

                  1.5 SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with an incorporated transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

                                  ARTICLE II
                               THE SHAREHOLDERS

                  2.1 RECORD DATE FOR SHAREHOLDERS. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty (60) days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of clause (1) above, shall continue to be the record date for all adjournments of such meeting unless the Directors shall fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to the shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

                  2.2 MEANING OF CERTAIN TERMS. As used in these Regulations in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to execute a consent, waiver, or release, or to register dissent, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share of shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares and said reference is also intended to include any outstanding share or shares of any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder. Except for subscriptions received by the incorporators, and except as the contract of subscription may otherwise provide, a subscriber for shares for which the subscription price has not been fully


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paid shall not be deemed to be a shareholder and the shares so subscribed shall not be deemed to be outstanding shares.

                  2.3      SHAREHOLDER MEETINGS.

                           A. TIME. The annual meeting for the election of directors, the consideration of reports to be laid before the meeting, and for such other purposes as shall be stated in the notice of the meeting, shall be held on a date designated by the Board of Directors. In the absence of such designation the annual meeting shall be held on the third Thursday of the fourth month following the close of the fiscal year of the Corporation. A special meeting shall be held on the date designated by the directors.

                           B.       PLACE.  Annual meetings and special
         meetings shall be held at such place within or without the State of Ohio as the Board of Directors shall fix, or, if the Board of Directors shall fail to fix such place, then at the principal office of the Corporation in Ohio.

                           C. CALL. Annual and special meetings may be called by the directors, by the Chairman of the Board, if any, the President, a Vice-President, if the President is unable to act, the Secretary, by any officer instructed by the directors to call the meeting, or by the holders of not less than fifty percent of the shares.

                           D. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the time, place, and purpose of each meeting, shall be delivered not less than seven days (or not less than any such other minimum period of days as may be prescribed in the General Corporation Law), nor more than sixty days before the date of the meeting, either personally or by mail by or at the director of the directors, the Chairman of the Board, if any, the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                           E. ANNUAL FINANCIAL STATEMENT. At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders the financial statement prescribed by Section 1701.38 of the General Corporation Law.

                           F.       VOTING LIST. Upon request of any
         shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of shareholders of record as of the applicable record if any, shall

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         determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, if any, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, contents, waivers, and releases; determine and announce the result; and to do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.

                           G. QUORUM. The holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transactions of any business. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                           H.       VOTING.

                                    (1)      Unless and until the Articles of
                  Incorporation are amended as permitted by division (B)(10) of Section 1701.69 of the General Corporation Law, shareholders shall be entitled to cumulate their votes in the election of directors upon compliance with the provisions of Section 1701.55 of the General Corporation Law. Except in the case of such cumulative voting, each share shall entitle the holder thereof to one vote.

                                    (2)      In the election of directors, the
                  candidates receiving the greatest number of votes at a meeting at which a quorum is present shall be elected.

                                    (3)      Any action which would otherwise
                  require for its authorization, under the General Corporation Law, more than a majority, but less than all, of the voting power of shareholders of more than a majority, but less than all, of the shareholders entitled to vote, as the case may be, shall be authorized, pursuant to the provisions of the Articles of Incorporation as authorized by Section 1701.52 of the General Corporation Law, by at least a majority of the voting power of the shareholders or by a least a majority of the shareholders entitled to vote, as the case may be.

                                    (4)      Any action for which the General
                  Corporation Law does not prescribe the proportion of voting power required to authorize the same shall be authorized by at least a majority of the voting power represented at a meeting at which a quorum is present.

                                    (5)      All other actions shall be
                  authorized by the proportion of voting power or by the proportion of votes of shareholders entitled to vote, as the case may be, in the manner prescribed by the General Corporation Law, the Articles of Incorporation, or these Regulations.


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                           I.       WRITTEN ACTION.  Any action which may be
         authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with our entered upon the records of the Corporation.

                                 ARTICLE III
                                THE DIRECTORS

                  3.1 FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by a Board of Directors. The use of the phrase full Board in these Regulations refers to the whole authorized number of directors fixed in these Regulations.

                  3.2 COMPENSATION. The directors, by the affirmative vote of a majority of these in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                  3.3 QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a United States citizen, or a resident of the State of Ohio. The Board of Directors shall consist of nine (9) persons unless changed as provided herein. Thereafter, the number of directors constituting the full board shall be at least three, except that, where all the shares are owned of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be changed by an increase or decrease thereof from time to time. Any change in such fixed number may be effected by action of shareholders by an amendment to those Regulations or by the vote of the holders of at least a majority of the shares which are represented at a meeting called for the purpose of electing directors, at which a quorum is present. Except as may otherwise be provided by the Articles of Incorporation, the number of directors may also be changed by action of the directors. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

                  3.4 ELECTION AND TERM. The initial Board of Directors shall consist of the person or persons elected at the first meeting of shareholders of the Corporation and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successor shave been elected and qualified, or until his or their earlier resignation, removal from office or death. In the interim between annual meetings of shareholders or of special meetings of shareholders calling for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote

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of a majority of the remaining directors, though less than a majority of the full Board of Directors.

                  3.5      MEETINGS.

                           A. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                           B. PLACE. Meetings shall be held at such place within or without the State of Ohio as shall be fixed by the Board.

                           C. CALL. Meetings may be called by the Chairman of the Board, if any, by the President, by an Vice-President, or by any two directors if the Board consists of three or more directors.

                           D. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Except for regular meetings for which the time has been fixed, written notice of the time and place of each meeting of directors shall be given to each director either by personal delivery or by mail, telegram or such cablegram at least two days before the meeting. Such notice may but need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purposes of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director. Whenever any notice of the time, place, and purposes of a meeting is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the holding of such meeting, shall be equivalent to the given of such notice. The attendance of any director at any such meeting without protesting prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

                           E. QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these Regulations or in any Directors' By-Laws otherwise provided, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

                           F. TELECONFERENCE MEETINGS. Meeting of the directors or of any committee thereof may be held through any communications equipment if all the persons participating can hear each other; and participation in a meeting through such communications equipment shall constitute presence at any such meeting.

                           G. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

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                  3.6      REMOVAL OF DIRECTORS. All directors, or all the
directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, in accordance with the provisions of Section 1701.58 of the General Corporation Law.

                  3.7 COMMITTEES. Whenever the number of directors shall be more than three, the Board of Directors may, in its discretion, by resolution, designate three or more directors to constitute an Executive Committee or other committees, which shall have and may exercise such powers of the Board of Directors in the management of the Corporation as shall be conferred or authorized by the resolutions appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not have the power to fill vacancies among the directors or in any such committee. A majority of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge such committee.

                  3.8 WRITTEN ACTION. Any action which may be authorized or taken at a meeting of directors or of any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the directors, or by all of the members of the committee in the case of a committee.

                  3.9 INTEREST OF DIRECTOR IN A TRANSACTION. Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable irrespective of whether such interested director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction and irrespective of whether the vote or votes are counted for that purpose. In the absence of fraud, any contrat or transaction may be conclusively approved as fair and reasonable by:

                           (1)      The Board of Directors, or a duly
         empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such may be counted in determining the presence of a quorum at the meeting which approves such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee (as the case may be); or

                           (2) The shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

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                                  ARTICLE IV
                                 THE OFFICERS

                  4.1 NUMBER, FUNCTIONS. The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, and such Assistant Secretaries, Assistant Treasurers, and such other officers, agents, and employees as it may deem proper. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation, the Regulations, or the Directors' By-Laws, if any, to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, shall be elected from among the directors. Unless the resolution electing an officer otherwise provides, no other officer need be a director in order to qualify.

                  4.2 TERM. The term of office of all officers shall be one year and until their respective successors are elected and qualify, unless the resolution electing them shall specify a shorter or longer term, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.

                  4.3 DUTIES. Officers shall have the powers and duties defined in the resolutions appointing them.

                  4.4 REMOVAL. Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

                                  ARTICLE V
                      STATUTORY NOTICES TO SHAREHOLDERS

                  5.1 APPOINTMENT. The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Section 1701.38 of the General Corporation Law.

                                  ARTICLE VI
             PRINCIPAL OFFICE, STATUTORY AGENT, BOOKS AND RECORDS

                  6.1 PRINCIPAL OFFICE, STATUTORY AGENT. The location of the principal office of the Corporation in the State of Ohio is set forth in the original Articles of Incorporation, and the name and address of the statutory agent of the Corporation are set forth in the initial Appointment of Statutory Agent filed with the original Articles of Incorporation and may be changed as provided by the General Corporation Law.

                  6.2 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of the incorporators, of directors, if

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any, and shall keep records of its shareholders, showing the names and addresses of all shareholders and the number and class of shares issued or transferred of record to or by them from time to time.

                                 ARTICLE VII
                                CORPORATE SEAL

                  7.1 SEAL. The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                 ARTICLE VIII
                                 FISCAL YEAR

                  8.1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE IX
                           CONTROL OVER REGULATIONS

                  9.1 AMENDMENT BY SHAREHOLDERS. The Regulations of the Corporation shall be subject to alteration, amendment or repeal, and new Regulations not inconsistent with any provision of the Articles of Incorporation or the General Corporation Law may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power. If the Regulations are altered, amended, or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the alteration, amendment, or repeal of the new Regulations to each shareholder who would have been entitled to vote thereon or consent thereto, but who did not participate in such action.

                                  ARTICLE X
                              DIRECTORS' BY-LAWS

                  10.1 DIRECTORS' BY-LAWS. For their own government, directors may adopt By-Laws not inconsistent with the Articles of Incorporation or these Regulations.




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